Exhibit 23.4

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) filed by Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) ("Insignia") pertaining to the registration of 1,289,329 shares of Common Stock, par value $.01 of Insignia, which may be issued upon exercise of options granted under the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme of our report dated December 5, 1997 with respect to the financial statements of Barnes, Morris, Pardoe & Foster, Inc., as of January 31, 1997 and for the year then ended; and our report dated November 11, 1997 with respect to the financial statements of Barnes, Morris, Pardoe & Foster Management Services, LLC, as of December 31, 1996 and for the year then ended, each included in the Insignia Registration Statement on Form 10, filed with the Securities and Exchange Commission.


                                                         /s/ BEERS & CUTLER PLLC


Washington, DC
November 12, 1998